SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                                  FORM 8-K
                               CURRENT REPORT

                   Pursuant to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934

                              July 20, 1994
                     (Date of earliest event reported)

                       NORTH FORK BANCORPORATION, INC.
           (Exact name of Registrant as specified in its charter)

         Delaware            0-10280                  36-3154608
     (State of          (Commission File No.)      (IRS Employer
     Incorporation)                                Identification No.)

                  9025 Route 25, Mattituck, New York  11952
        (Address of principal executive offices, including zip code)

                                (516) 298-5000
            (Registrant's telephone number, including area code)

                               NOT APPLICABLE
       (Former name or former address, if changed since last report)



          ITEM 5.  OTHER EVENTS.

                    On June 27, 1994, Metro Bancshares Inc. ("Metro") and North Fork Bancorporation, Inc. ("North Fork") executed an agreement and plan of merger (the "Merger Agreement") pursuant to which, subject to the conditions set forth therein, Metro will merge with and into North Fork. The Merger Agreement permitted Metro to perform a due diligence examination of North Fork's business and financial condition and to terminate the Merger Agreement if prior to July 27, 1994 certain circumstanc-es were revealed during such due diligence. On July 20, 1994, Metro informed North Fork that it had completed its due dili-gence and that it had not become aware of any matter which would allow it to terminate the Merger Agreement.

                    A copy of North Fork's press release relating to the foregoing is attached hereto as Exhibit 99 and is incorporated herein by reference.


          ITEM 7.  FINANCIAL STATEMENT AND EXHIBITS.

               (c)  Exhibits

                    The following Exhibit is filed with this Current Report on Form 8-K:

          Exhibit
          Number                   Description
           99 Press Release of North Fork Bancorporation, Inc., dated July 20, 1994.



                                     SIGNATURE

                    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

          Dated:  July 21, 1994

                                   NORTH FORK BANCORPORATION, INC.

                                   By: /s/  Daniel M. Healy
                                   Name:  Daniel M. Healy
                                   Title: Executive Vice President
                                          Chief Financial Officer



                                   EXHIBIT INDEX

          Exhibit
          Number              Description
           99 Press Release of North Fork Bancorporation, Inc., dated July 20, 1994.